Exhibit 99.1
UWM Holdings Corporation Announces
First Quarter 2021 Results
$860 Million in 1Q21 Net Income;
$49.1 Billion in 1Q21 Loan Volume
PONTIAC, MI, May 10, 2021 - UWM Holdings Corporation (NYSE: UWMC), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), the #1 wholesale mortgage lender in America, today announced the results for the first quarter ended March 31, 2021. UWMC reported 1Q21 net income of $860 million, a 42x increase over 1Q20 net income of $20.3 million. Additionally, the Board of Directors of UWMC declared a quarterly dividend of $0.10 per share on the outstanding shares of Class A Common Stock. The dividend is payable on July 6, 2021 to stockholders of record at the close of business on June 10, 2021. The Board of Directors also authorized a share repurchase program of up to $300 million over the next 24 months, beginning on May 11, 2021.
Mat Ishbia, Chairman and CEO of UWMC said: "The first quarter of 2021 was not only the best first quarter in our 35-year history, it also marked our first quarter as a public company and solidified our foundation for growth. We believe we now have the capital, liquidity, technology, campus and staffing necessary to further scale our business and grow to become the largest mortgage originator in the country. We welcome the shift to more of a purchase market and the pressure on margins as we believe our business model is built to outperform competitors under those conditions. Moving forward, our priorities remain the same: our people, the industry-leading service we offer to our brokers, and creating long-term value for our shareholders."
First Quarter 2021 Financial Highlights

•Originations of $49.1 billion in loan volume, a 16% increase from the 1Q20 $42.4 billion loan volume
•Total gain margin of 219 bps in 1Q21 compared to 95 bps in 1Q20
•First quarter net income of $860.0 million, as compared to $20.3 million for 1Q20
•Increased total equity to $2.78 billion at March 31, 2021 as compared to $681.5 million at March 31, 2020
~~•~~Unpaid principal balance of mortgage servicing rights increased to $221.0 billion in 1Q21 from $85.6 billion in 1Q20

Production and Income Statement Highlights (dollars in thousands)

	Q1 2021	Q4 2020	Q1 2020
Closed loan volume(1)	$49,094,240	$54,678,923	$42,441,727
Total gain margin(1)(2)	2.19%	3.05%	0.95%
Net income	$860,005	$1,371,791	$20,349
Adjusted net income(3)	$665,318	$1,046,303	$15,510

(1)Key operational metric - see discussion below.
(2)Represents total loan production income divided by total production.
(3)Non-GAAP metric - see discussion below.

Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q1 2021	Q4 2020	Q1 2020
Cash and cash equivalents	$1,592,663	$1,223,837	$56,207
Mortgage loans at fair value	5,503,271	7,916,515	5,572,903
Mortgage servicing rights (fair value at Q1 2021; amortized cost in Q4 2020 and Q1 2020)(1)	2,300,434	1,756,864	721,202
Total assets	10,372,626	11,493,476	7,641,791
Non-funding debt (2)	1,270,167	1,159,283	500,278
Total equity	2,778,036	2,374,280	681,495
Non-funding debt to equity (2)	0.46	0.49	0.73

(1)The Company elected the fair value method of accounting for mortgage servicing rights effective January 1, 2021.
(2)Non-GAAP metric - please see discussion below.
Mortgage Servicing Rights (dollars in thousands)

	Q1 2021	Q4 2020	Q1 2020
Unpaid principal balance	$220,978,670	$188,268,883	$85,645,355
Weighted average interest rate	3.00%	3.13%	3.79%
Weighted average age (months)	7	6	6

Operational and Community Highlights
•We maintained an average application to clear to close time (“Days to Close”) of approximately 17 days in 1Q21 as compared to 18 days in 4Q20, while management estimates that the first quarter industry average remains in line with previous performance, which was 52 days for the fourth quarter 2020
•Our 1.54% 60+ days delinquency and our 1.44% forbearance rates, as of March 31, 2021, are significantly better than the industry averages of 4.3% and 4.8%, highlighting our strong credit quality
•Hired industry veteran Desmond P. Smith, previously an executive for Fannie Mae, to be the company's first Chief Growth Officer
•Our team members completed 457,052 training hours in 1Q21 and UWM was ranked #1 on Training magazine’s Training Top 100 Award winners list
•We continued to support our community by purchasing food from locally owned restaurants and having the food delivered to homeless shelters, serving nearly 10,000 meals to those in need
Technology Update

•Continued investment into machine learning and Robotic Process Automation (RPA) to further advance our operational excellence while driving down costs
•Continued to invest in our technology platform and on-site teams resulting in additional operational efficiencies focused on reducing costs, reducing closing times, and increasing loan processing speed
•Our continued investments in the cloud, as well as technologies that increase Underwriting efficiency, such as Automated Document Recognition and Optical Character Recognition, have strengthened our technology advantage while driving greater efficiency, and reducing both fixed and variable costs

Product and Investor Mix - Unpaid Principal Balance as of Period-end (dollars in thousands)

Purchase:	Q1 2021	Q4 2020	Q1 2020
Conventional	$10,310,924	$10,638,926	$8,076,736
Jumbo	13,264	661	521,255
Government	1,893,354	1,457,197	3,927,328
Total Purchase	$12,217,542	$12,096,784	$12,525,319

Refinance:	Q1 2021	Q4 2020	Q1 2020
Conventional	$33,623,348	$37,647,428	$22,191,960
Jumbo	5,446	—	765,097
Government	3,247,904	4,934,711	6,959,351
Total Refinance	$36,876,698	$42,582,139	$29,916,408
Total Originations	$49,094,240	$54,678,923	$42,441,727

Chairman and CEO of UWMC, Mat Ishbia, added: “While others in our industry guide towards lower volumes in 2Q21, UWMC is quite the opposite. Because of our purchase focus and our broker network, we expect to do more business in 2Q21 than 1Q21 and believe that we will be one of the only mortgage companies in America that grows in a rising rate environment.”

Share Repurchase Program

The Board of Directors has authorized a share repurchase program of up to $300 million in aggregate value of the Company’s Class A common stock effective May 11, 2021. The share repurchase program authorizes the Company to repurchase shares of the Company’s Class A common stock from time to time, in the open market or through privately negotiated transactions, at management's discretion based on market and business conditions, applicable legal requirements and other factors. Shares purchased will be retired. The new plan will expire on May 11, 2023 unless otherwise modified or terminated by the Company's Board of Directors at any time in the Company's sole discretion.

 Second Quarter 2021 Outlook
We anticipate second quarter production to be in the $51-$55 billion range, with expected gain margin between 75 and 110 bps.

Earnings Conference Call Details
As previously announced, UWMC will hold a conference call for financial analysts and investors on Tuesday, May 11 at 10 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:

• http://www.directeventreg.com/registration/event/8291654
•Conference ID 8291654
•Conference Call Name: UWM Holdings Corporation 1Q 2021 Earnings Call
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and transcript will be available on the UWMC investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Closed loan volume” and “Total gain margin” are key operational metrics that UWMC management uses to evaluate the performance of the business. “Closed loan volume” is the aggregate principal of the residential mortgage loans originated by UWMC during a period. “Total gain margin” represents total loan production income divided by total production.
Non-GAAP Metrics
UWMC's net income for periods prior to the first quarter of 2021 does not reflect an income tax provision, since UWM (UWMC's accounting predecessor) is a pass-through entity not subject to federal and most state income taxes. For periods commencing with the first quarter of 2021, UWMC's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by UWMC. Therefore, for comparison purposes, UWMC provides “Adjusted net income”, which is our pre-tax income adjusted for a 23.78% estimated effective tax rate. “Adjusted net income” is a Non-GAAP Metric.

In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a Non-GAAP metric. We define “Non-funding debt” as UWMC’s total of operating lines of credit, senior notes, equipment note payable, and finance leases as reported on our balance sheet, and the “Non-funding debt to equity ratio” as Non-funding debt divided by UWMC’s total equity.

Management believes that these Non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following table presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands):

Adjusted net income	Q1 2021	Q4 2020	Q1 2020
Earnings before income taxes	$872,891	$1,372,741	$20,349
Impact of estimated effective tax rate of 23.78%	(207,573)	(326,438)	(4,839)
Adjusted net income	$665,318	$1,046,303	$15,510

Non-funding debt and non-funding debt to equity	Q1 2021	Q4 2020	Q1 2020
Senior notes	$789,870	$789,323	$—
Operating lines of credit	400,000	320,300	471,721
Equipment note payable	25,424	26,528	28,557
Finance lease liability	54,873	23,132	—
Total non-funding debt	$1,270,167	$1,159,283	$500,278
Total equity	$2,778,036	$2,374,280	$681,495
Non-funding debt to equity	0.46	0.49	0.73

Forward Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release include statements regarding: (1) our foundation and strategies for growth and the drivers of that growth; (2) our ability to scale operations and increase market share with current resources; (3) our performance in shifting market conditions and the comparison of such performance against our competitors; (4) growth of the wholesale channel; (5) our investments in technology and the impact to our operations; (6) our Jumbo and Government loans production and purchase levels; and (7) our anticipated ranges for production volume and margin in the second quarter of 2021. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results materially differ from those stated or implied in the forward-looking statements, including (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume; (ix) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (x) UWM’s ability to implement technological innovation; (xi) UWM’s ability to continue to comply with the complex state and federal laws regulations or practices applicable to mortgage loan origination and servicing in general; and (xii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. With respect to expectations regarding the share repurchase program, the amount and timing of share repurchases will depend upon, among other things, market conditions, share price, liquidity targets, regulatory requirements. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation is the publicly traded indirect parent of United Wholesale Mortgage (“UWM”). UWM is the #1 wholesale lender in the nation six years in a row, providing state-of-the-art technology and unrivaled client service. UWM underwrites and provides closing documentation for residential mortgage loans originated by independent mortgage brokers, correspondents, small banks and local credit unions. UWM focuses on providing highly efficient, accurate and expeditious lending support. UWM’s exceptional teamwork and focus on technology result in the delivery of innovative mortgage solutions that drive the company’s ongoing growth in market share and its leadership position as the foremost advocate for independent mortgage brokers. For more information, visit www.uwm.com.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
MATT ROSLIN	NICOLE YELLAND
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	March 31, 2021	December 31, 2020
Assets	(Unaudited)
Cash and cash equivalents	$1,592,663	$1,223,837
Mortgage loans at fair value	5,503,271	7,916,515
Derivative assets	113,168	61,072
Accounts receivable, net	549,381	253,600
Mortgage servicing rights	2,300,434	1,756,864
Premises and equipment, net	111,964	107,572
Operating lease right-of-use asset, net (includes $87,440 and $92,571 with related parties)	87,896	93,098
Finance lease right-of-use asset (includes $29,192 and $0 with related parties)	54,456	22,929
Other assets	59,393	57,989
Total assets	$10,372,626	$11,493,476
Liabilities and Equity
Warehouse lines of credit	$4,823,740	$6,941,397
Accounts payable and accrued expenses	1,185,499	847,745
Accrued dividends payable	160,517	—
Derivative liabilities	55,479	66,237
Equipment note payable	25,424	26,528
Operating lines of credit	400,000	320,300
Senior notes	789,870	789,323
Operating lease liability (includes $98,733 and $104,006 with related parties)	99,188	104,534
Finance lease liability (includes $29,241 and $0 with related parties)	54,873	23,132
Total liabilities	7,594,590	9,119,196
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of March 31, 2021	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 103,104,205 shares issued and outstanding as of March 31, 2021	10	—
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2021	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2021	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of March 31, 2021	150	—
Additional paid-in capital	—	24,839
Retained earnings	113,078	2,349,441
Non-controlling interest	2,664,798	—
Total equity	2,778,036	2,374,280
Total liabilities and equity	$10,372,626	$11,493,476

UWM HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Revenue
Loan production income	$1,074,665	$1,667,252	$404,214
Loan servicing income	123,789	105,648	50,097
Change in fair value of mortgage servicing rights	(59,259)	—	—
Gain (loss) on sale of mortgage servicing rights	4,763	3,538	(50,222)
Interest income	45,912	41,852	51,367
Total revenue, net	1,189,870	1,818,290	455,456
Expenses
Salaries, commissions and benefits	213,061	89,437	121,784
Direct loan production costs	13,162	14,595	12,554
Marketing, travel, and entertainment	10,495	6,452	7,434
Depreciation and amortization	7,289	8,749	2,645
Servicing costs	20,508	29,549	13,322
Amortization, impairment and pay-offs of mortgage servicing rights	—	215,390	218,754
General and administrative	16,778	28,024	15,576
Interest expense	52,990	53,353	43,038
Other (income)/expense	(17,304)	—	—
Total expenses	316,979	445,549	435,107
Earnings before income taxes	872,891	1,372,741	20,349
Provision for income taxes	12,886	950	—
Net income	860,005	1,371,791	20,349
Net income attributable to non-controlling interest	812,020	N/A	N/A
Net income attributable to UWMC	$47,985	N/A	N/A

Earnings per share of Class A common stock:
Basic	$0.47	N/A	N/A
Diluted	$0.33	N/A	N/A
Weighted average shares outstanding:
Basic	103,104,205	N/A	N/A
Diluted	1,605,173,992	N/A	N/A